                                                                       Exhibit 3
                                                                       ---------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                   UNDER THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

                               TW HOLDINGS, INC.
                               -----------------
                                (Name of Issuer)

                    COMMON STOCK, PAR VALUE $0.10 PER SHARE
                    ---------------------------------------
                         (Title of Class of Securities)

                                  873098 10 7
                                  -----------
                                 (CUSIP Number)

     Paul Raether                                      with a copy to:
     TW Associates, L.P., KKR Associates, and          Erica H. Steinberger
     KKR Partners II, L.P.,                            Latham & Watkins
     c/o Kohlberg, Kravis Roberts & Co.                885 Third Avenue
     9 West 57th Street                                New York, New York  10022
     New York, New York 10019                          (212) 906-1200
     (212) 750-8300

                       ---------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                               November 16, 1992
                       ---------------------------------
                     (Date of Event which Requires Filing
                              of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].


Check the following box if a fee is being paid with the statement [x]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)


Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D
-----------------------                                  ---------------------
 CUSIP NO. 873098 10 7                                    PAGE 2 OF 136 PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      TW ASSOCIATES, L.P.

------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

------------------------------------------------------------------------------
      SEC USE ONLY
 3


------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
      00

------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
 5    REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)                       [_]


------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      DELAWARE

------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF            99,566,667

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          0
     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING             99,566,667

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10
                          0
------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      99,566,667

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
12    CERTAIN SHARES*                                               [_]


------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      47%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      PN

------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                 SCHEDULE 13D
-----------------------                                  ---------------------
 CUSIP NO. 873098 10 7                                    PAGE 3 OF 136 PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      KKR PARTNERS II, L.P.

------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

------------------------------------------------------------------------------
      SEC USE ONLY
 3


------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
      00

------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
 5    REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)                       [_]


------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      DELAWARE

------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF            433,333

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          0
     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING             433,333

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10
                          0
------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      433,333

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
12    CERTAIN SHARES*                                               [_]


------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      0.2%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      PN

------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                 SCHEDULE 13D
-----------------------                                  ---------------------
 CUSIP NO. 873098 10 7                                    PAGE 4 OF 136 PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      KKR ASSOCIATES

------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

------------------------------------------------------------------------------
      SEC USE ONLY
 3


------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
      00

------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
 5    REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)                       [_]


------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      NEW YORK

------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF            0

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          100,000,000
     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING             0

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10
                          100,000,000
------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      100,000,000

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
12    CERTAIN SHARES*                                               [_]


------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      47.2%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      PN

------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

Item 1.   Security and Company.
------    --------------------

          This statement relates to the Common Stock, par value $.10 per share (the "Common Stock"), of TW Holdings, Inc., a Delaware corporation (the "Company"), whose principal executive offices are at 203 East Main Street, Spartanburg, South Carolina 29319-9966.

Item 2.   Identity and Background.
------    -----------------------

          (a) This statement is being filed jointly by (i) TW Associates, L.P., a Delaware limited partnership ("Associates"), (ii) KKR Partners II, L.P., a Delaware limited partnership ("KKR Partners II"), and KKR Associates, a New York limited partnership ("KKR Associates"). KKR Associates is the sole general partner of Associates and KKR Partners II. Messrs. Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson and Saul A. Fox are the general partners of KKR Associates. Associates, KKR Partners II and KKR Associates are hereinafter collectively referred to as the "Reporting Persons."

          (b) The address of the principal business and principal office of each of Associates, KKR Partners II and KKR Associates is 9 West 57th Street, Suite 4200, New York, New York, 10019. The business address of Messrs. Kravis and Raether is 9 West 57th Street, New York, New York, 10019; the business address of Messrs. Roberts, MacDonnell, Michelson and Fox is 101 California Street, San Francisco, California 94111.

          (c) The principal businesses of Associates, KKR Partners II and KKR Associates is investing in securities. The present principal occupation of employment of each of Messrs. Kravis, Roberts, MacDonnell, Raether, Fox and Michelson is as a general partner of Kohlberg Kravis Roberts & Co. ("KKR"), a private merchant banking firm the addresses of which are 9 West 57th Street, Suite 4200, New York, New York 10019, and 101 California Street, San Francisco 94111.

          (d) None of the Reporting Persons, nor, to the best of their knowledge, any of the individuals referred to in paragraph (a) above has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

          (e) None of the Reporting Persons, nor, to the best of their knowledge, any of the individuals referred to in paragraph (a) above has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

          (f) Each of the individuals referred to in paragraph (a) above is a United States citizen.

Item 3.   Source and Amount of Funds or Other Consideration.
------    -------------------------------------------------

          The source of funds for the purchase of the Common Stock and Warrants (as defined below) was capital contributions by KKR Associates and the limited partners of Associates and KKR Partners II in the aggregate amount of $300,000,000.

Item 4.   Purpose of Transaction.
------    ----------------------

          Associates and KKR Partners II purchased the Common Stock and Warrants for investment in connection with a recapitalization (the "Recapitalization") of the Company and obtaining control of the Company through majority representation on its Board of Directors. On August 11, 1992, the Company entered into a Stock and Warrant Purchase Agreement (the "Purchase Agreement") with Associates, pursuant to which, on November 16, 1992, Associates and KKR Partners II (as an assignee of Associates) purchased 100 million newly issued shares of the Common Stock and warrants (the "Warrants") to purchase an additional 75 million shares for an aggregate purchase price of $300,000,000 (the "Investment"). A copy of the Purchase Agreement is attached hereto as Exhibit 2 and incorporated herein by reference.

          Concurrently with the Investment or immediately thereafter, the principal components of the Recapitalization were consummated. The components of the Recapitalization are described more fully under the caption "The Investment Proposal -- Overview of the Recapitalization" in the Company's Information Statement, filed with the Securities and Exchange Commission on October 28, 1992 (the "Information Statement"). As part of the Recapitalization,
(i) the Company's bylaws were amended to increase the maximum number of directors from 9 to 15 and to set the size of the Board at 10, (ii) two of the independent members of the Board and two representatives of Gollust, Tierney & Oliver ("GTO") on the Board resigned and (iii) six directors designated by Associates (the "Associates' Designees") were elected. As stated by the Company in the Information Statement, the purpose of the Recapitalization was to establish a capital structure that provides the Company greater flexibility to fund capital expenditures, to reduce its outstanding debt over the next few years and to take advantage of opportunities for further growth.

          Concurrently with the execution of the Purchase Agreement, GTO and certain related entities (collectively, the "GTO Group"), DLJ Capital Corporation ("DLJ Capital"), Jerome J. Richardson ("Richardson"), Associates (collectively, the "Stockholder Parties") and the Company entered into a Stockholders' Agreement (the "New Stockholders' Agreement"), a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference. Concurrently with the consummation of the Investment, the Company, Associates and KKR Partners II entered into a Warrant Agreement, which was amended by a Technical Amendment, dated as of September 30, 1992 (as amended, the "Warrant Agreement"), a copy of which is attached hereto as Exhibit 4 and incorporated herein by reference. Information concerning the Purchase Agreement, the Warrant Agreement and the New Stockholders' Agreement is contained in Item 6 below and incorporated herein by reference.

          Associates and KKR Partners II intend to review their investment in the Company on a continuing basis and, depending upon the price and availability of the Common Stock, subsequent developments affecting the Company, the Company's business and prospects, other investment and business opportunities available to Associates and KKR Partners II, general stock market and economic conditions, tax considerations and other factors deemed relevant, may decide to increase or decrease the size of their investment in the Company, subject to certain restrictions set forth in the Purchase Agreement and the New Stockholders' Agreement which are described in response to Item 6.

          Except as described herein and in Item 6 below, neither the Reporting Persons, nor, to the best of their knowledge, any of the individuals referred to in paragraph (a) of Item 2, has any present plan or proposal which relates to, or could result in, any of the events referred to in paragraphs (a) through (j), inclusive, of Item 4 of Schedule 13D. However, Associates and KKR Partners II will continue to review the business of the Company and, depending upon one or more of the factors referred to above, may in the future determine to take one or more of such actions.

Item 5.   Interest in Securities of the Company.
------    -------------------------------------

          (a) Associates owns 99,566,667 shares of the Common Stock (the "Associates' Stock") and warrants (the "Associates' Warrants") to purchase an additional 74,675,000 shares of the Common Stock, and KKR Partners II owns 433,333 shares of the Common Stock (the "Partners' Stock") and warrants (the "Partners' Warrants") to purchase an additional 325,000 shares of Common Stock. The Associates' Stock constitutes approximately 47% and Partners' Stock constitutes approximately 0.2% of the total number of outstanding shares of Common Stock of the Company on October 27, 1992 as reported by the Company in the Information Statement, without giving effect to the exercise of any Warrants (which are exercisable after December 31, 1994, subject to certain extensions which are described in the response to Item 6).

          (b) Associates and KKR Partners II, acting through their sole general partner, KKR Associates, have the sole power to vote or direct the vote, and to dispose or to direct the disposition of, Associates' Stock and Partners' Stock, respectively. As a result, KKR Associates may be deemed to beneficially own the
shares of Common Stock directly owned by Associates and KKR Partners II.   Each
of Messrs. Kravis, Roberts, MacDonnell, Raether, Michelson and Fox, as a general partner of KKR Associates, may be deemed to beneficially own the shares of Common Stock and Warrants of the Company beneficially owned by KKR Associates, but disclaims any such ownership.

          (c) Except for the Investment, there have not been any transactions in the Common Stock effected by or for the account of the Reporting Persons during the past 60 days.

          (d) Excepts as stated in this Item 5, to the best knowledge of the Reporting Persons, no other person has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock and Warrants owned by Associates and KKR Partners II, respectively.

          (e)  Not applicable

Item 6.   Contracts, Arrangements, Undertakings or Relationships with Respect to
------    ----------------------------------------------------------------------
          Securities of the Company.
          -------------------------

     The following descriptions are qualified in their entirety by reference to the agreements attached as exhibits hereto and incorporated herein by reference. For purposes of this Item 6, Associates and KKR Partners II are collectively referred to as the "Purchaser".

THE PURCHASE AGREEMENT

     Arrangements and Understandings with Respect to the Securities of the
     ---------------------------------------------------------------------
Company.  In addition to providing for the Investment, the Purchase Agreement
-------
provides that the Purchaser will not, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer any of the Common Stock, the Warrants or the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") prior to December 31, 1994 (or such later day by which the GTO Group is required to dispose of certain shares of its Common Stock pursuant to certain provisions of the New Stockholders' Agreement or

March 31, 1995 if the GTO Group has complied with such provisions), except (i) in connection with a sale of or acceptance of an offer to purchase 90% or more of the outstanding shares of Common Stock, (ii) in connection with a merger or other similar extraordinary corporate transaction involving an entity which immediately prior thereto is not an affiliate of the Purchaser or any partner thereof or the Company which modifies the outstanding Common Stock and which results in a change of control of the Company, (iii) or to any affiliate of the Purchaser or any partner thereof who agrees to be bound by the provisions of the New Stockholders' Agreement and the Warrant Agreement.

          The Purchaser has agreed, pursuant to the Purchase Agreement, not to engage in a Rule 13e-3 Transaction (as defined in Rule 13e-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), prior to March 31, 1995 without the approval of a majority of the disinterested directors of the Company and an opinion from an investment banking firm selected by such directors that the terms of the transaction are fair, from a financial point of view, to the Company's unaffiliated shareholders. If there is, at any relevant time, only one disinterested director, such director's approval will be required; if there are two disinterested directors, then the approval of both directors will be required. "Disinterested director" is not defined in the Purchase Agreement. It is anticipated that such term will be interpreted in accordance with Delaware law and will depend on the facts and circumstances in existence at the time of any proposed transaction, and that the representatives of the GTO Group and DLJ Capital may constitute "disinterested directors."

          In connection with the Recapitalization and as contemplated by the Purchase Agreement, the Company caused its subsidiary TW Services, Inc., a Delaware corporation ("TWS"), to (i) consummate exchange offers (the "Exchange Offers") whereby it exchanged cash and new notes for all of its outstanding 17% Senior Subordinated Discount Debentures Due 2001 (the "17% Debentures") and 15% Subordinated Debentures Due 2001 (the "15% Debentures"), (ii) to call for redemption all of the 17% Debentures and, pursuant to the Purchaser's request, 15% Debentures which were not acquired pursuant to the Exchange Offers, (iii) issue $300,000,000 principal amount of new senior unsecured notes and (iv) call for redemption and defease its outstanding 14.75% Senior Notes Due 1998, and agreed to issue options to Richardson to purchase shares of common stock of the Company.


     Fees and Expenses; Indemnification.  Pursuant to the Purchase Agreement,
     ----------------------------------
the Company paid to KKR a fee of $15,000,000 on the Closing Date (as defined in the Purchase Agreement) for financial advisory services rendered in connection with the Recapitalization. In addition, the Company expects to pay to KKR an annual advisory fee, which would initially be approximately $1.25 million per year, for management consulting and financial advisory services to the Company as needed from time to time following the Recapitalization. To the extent KKR advises the Company with respect to certain specific transactions or financings, KKR may request and receive customary financial advisory fees for such services. Pursuant to the Purchase Agreement, the Company has agreed to reimburse the Purchaser for all reasonable out-of-pocket costs and expenses, including, without limitation, all fees of attorneys, accountants and financial advisors incurred by the Purchaser or on its behalf in connection with the transactions contemplated by the Purchase Agreement (including, without limitation, the Recapitalization).

     Pursuant to the Purchase Agreement, the Company has agreed to indemnify and hold harmless the Purchaser and its affiliates, directors, officers, advisers, agents and employees from all claims arising out of, or in connection, with the Recapitalization.

THE NEW STOCKHOLDERS' AGREEMENT

     Board of Directors. Pursuant to the New Stockholders' Agreement, in
     ------------------
addition to agreeing to vote all shares of Common Stock owned by it to elect the present Board, a majority of which are Associates' Designees, each Stockholder Party has agreed to cause the Board of Directors to be increased to eleven members no later than the 1993 annual meeting of shareholders, to elect an additional independent director and (subject to certain adjustments in the event that holders of the Company's $2.25 Series A Cumulative Convertible Exchangeable Preferred Stock become entitled to, and do, elect two directors) thereafter to nominate and vote all shares of Common Stock owned by it to elect as directors
(a) the six persons designated by Associates, (b) Richardson, so long as he is Chief Executive Officer of the Company, (c) one representative to be designated by each of the GTO Group and DLJ Capital, so long as each, respectively, owns at least 2% of the outstanding shares of Common Stock on a fully diluted basis, and
(d) two independent directors.

     Restrictions on Transfer of Shares.  The New Stockholders' Agreement
     ----------------------------------
provides that the GTO Group and DLJ Capital will not, directly or indirectly, sell, assign, pledge, encumber, hypothecate or otherwise transfer any shares of Common Stock except (a) in a public sale on or after June 30, 1993, in the case of the GTO Group, and December 31, 1994, in the case of DLJ Capital (or, in certain circumstances, March 31, 1995) in compliance with the Securities Act of 1933, as amended (the "Securities Act"), (b) with the prior written consent of the Company thereafter, (c) in connection with a sale of or acceptance of an offer to purchase 90% or more of the outstanding shares of Common Stock, (d) in connection with a merger or other similar extraordinary corporate transaction which modifies the Company's outstanding Common Stock, or (e) in connection with certain transfers to affiliates who agree to be bound by the provisions of the New Stockholders' Agreement, in the case of the GTO Group. If the GTO Group complies with certain provisions of the New Stockholders' Agreement pursuant to which it may be obligated to make certain dispositions of shares of Common Stock owned by it, the GTO Group will be permitted to distribute any remaining shares of Common Stock owned by it to its investors between January 1, 1995 and March 31, 1995. In addition, DLJ Capital may make transfers not in excess of 10% of the shares of Common Stock owned by DLJ Capital on June 25, 1992 pursuant to compensation plans in existence on such date. The GTO Group has agreed, pursuant to the New Stockholders' Agreement, not to acquire additional shares of Common Stock.

     Richardson has agreed to comply with the transfer restrictions and rights as set forth in the New Stockholders' Agreement and in the shareholder agreement (the "Richardson Shareholder Agreement") which he has entered into with the Company. The Richardson Agreement provides that Richardson may not transfer his Common Stock until after the fifth anniversary of the Closing Date, unless Richardson's employment terminates by reason of death or disability and, under certain circumstances, as a result of a termination of his employment by the Company without cause. Under certain conditions, the Richardson Agreement requires the Company to repurchase, provides the Company a right to repurchase and gives the Company a right of first refusal to purchase Common Stock held by Richardson. The New Stockholders' Agreement provides that the restrictions on transfer of Common Stock contained in the Richardson Shareholder Agreement shall not be amended, modified or supplemented, including by means of any amendment, modification or supplement to any other provision of the Richardson Shareholder Agreement, and the Company has agreed not to grant any waiver of any of its rights thereunder, if such amendment, modification, supplement or waiver adversely affects, or is reasonably likely to affect adversely, the interests of any of the Stockholder Parties except with the prior written approval of each such Stockholder Party.

     The New Stockholders' Agreement provides that no Stockholder Party will grant any irrevocable proxy or any other proxy inconsistent with the New Stockholders' Agreement or enter into or agree to be bound by any voting trust with respect to any shares of Common Stock nor will any Stockholder Party enter into any stockholder agreements or arrangements of any kind with any person with respect to any shares of Common Stock (whether or not such agreements or arrangements are with other Stockholder Parties or holders of Common Stock not parties to the New Stockholders' Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any shares of Common Stock, except the New Stockholders' Agreement, nor will any Stockholder Party act, for any reason, as a member of a group in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any shares of Common Stock, except to the extent consistent with the New Stockholders' Agreement.

     Registration Rights.  The New Stockholders' Agreement provides that, on or
     -------------------
after June 30, 1993, the GTO Group may make two written requests to the Company for registration of all or part of the shares of Common Stock owned by the GTO Group (the "GTO Registrable Securities") under the Securities Act. The New Stockholders' Agreement further provides that, at any time after December 31, 1994 (which date shall be extended by one day for each day on which, during the period from and including July 1, 1993 through September 30, 1994, the Company does not maintain an effective shelf registration as described below and on which the closing price of the Common Stock exceeds $4.00 per share) or March 31, 1995 (if the GTO Group shall have complied with certain provisions of the New Stockholders' Agreement described below pursuant to which the GTO Group may be obligated to sell certain of its shares of Common Stock), (a) DLJ Capital may make two written requests to the Company for registration under the Securities Act of all or part of the shares of Common Stock owned by DLJ Capital, and (b) the holders of a majority of all shares of Common Stock and Warrants and all shares of Common Stock issued or issuable to the Purchaser upon exercise of any Warrant (the "Purchaser Registrable Securities") may make five written requests to the Company for registration under the Securities Act of all or part of the Purchaser Registrable Securities. GTO, DLJ Capital and the Purchaser also have certain "piggyback" registration rights to include their securities, subject to certain limitations, in any other registration statement filed by the Company (other than the shelf registration described below and certain demand registrations by the GTO Group) for its own account or pursuant to any of the foregoing requests, or otherwise. If the Purchaser exercises its demand or "piggyback" registration rights and Richardson is then employed by the Company, Richardson has the right to have included in any registration statement relating to the exercise of such rights by the Purchaser the same percentage of his Common Stock as the fully-diluted percentage of Purchaser Registrable Securities registered thereunder. If at any time Richardson shall have the right to participate in a "piggyback" registration and Richardson elects not to exercise such "piggyback" registration rights, he may make one written request to the Company for registration under the Securities Act at the Company's expense, for the percentage of shares of Common Stock that he had the right to include, but did not so include, in such one or more registrations pursuant to his "piggyback" registration rights based on fully diluted ownership. Whenever the Company effects a registration pursuant to the registration rights provisions of the New Stockholders' Agreement, the Company (i) has agreed, and the Stockholder Parties have agreed if requested, not to effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, for a period of time prior to and after such registration statement becomes effective, and (ii) will be required to pay the costs of such registration of securities, except that each selling shareholder will bear its pro rata share of customary underwriting discounts and commissions, the customary fees and expenses and its counsel and applicable transfer taxes. The New Stockholders' Agreement contains customary indemnification and contribution provisions relating to the exercise of the holders of Registrable Securities of their registration rights thereunder. The Company may, but is not required to, file a shelf registration with respect to up to 50% of the GTO Registrable Securities.

     Company's Right to Compel Sale by the GTO Group.  If during the period from
     -----------------------------------------------
June 30, 1993 through December 31, 1993 the closing price of the Common Stock shall have exceeded $4.00 per share for fifteen consecutive trading days and a registration statement with respect to GTO Registrable Securities shall have been effective for any fifteen consecutive trading days during such period on which the closing price of the Common Stock shall have exceeded $4.00 per share, then the GTO Group is obligated to dispose of at least 20% of the GTO Registrable Securities owned by the GTO Group on the date of the New Stockholders' Agreement, subject to certain adjustments. If the GTO Group fails to comply with such requirement, then the Company can compel the GTO Group to sell an amount of Common Stock to satisfy such requirement during the first quarter of 1994.

     If during the period from January 1, 1994 through September 30, 1994, the closing price of the Common Stock shall have exceeded $4.00 per share for twenty consecutive trading days and a registration statement with respect to GTO Registrable Securities shall have been effective for any twenty consecutive trading days during such period on which the closing price of the Common Stock shall have exceeded $4.00 per share, then the GTO Group is obligated to dispose of a percentage of shares of Common Stock equal to the difference between (i) 50% of the GTO Registrable Securities owned by the GTO Group on the date of the New Stockholders' Agreement, and (ii) the percentage of GTO Registrable Securities disposed of by the GTO Group during the period from June 30, 1993 through December 31, 1993. If the GTO Group fails to comply with such requirement, the Company can compel the GTO Group to sell an amount of Common Stock to satisfy such requirement during the fourth quarter of 1994.

     Termination.  Subject to certain qualifications, the New Stockholders'
     -----------
Agreement will terminate upon the sale of all shares of Common Stock now owned or hereafter acquired by the GTO Group, DLJ Capital, Richardson or by the Purchaser. In any event, the provisions of the New Stockholders' Agreement with respect to voting arrangements and restrictions will terminate no later than ten years from the date of the New Stockholders' Agreement in accordance with applicable law, subject to extension by the agreement of the remaining parties to the New Stockholders' Agreement.

THE WARRANT AGREEMENT

     Rights of Warrant Holder.  Each Warrant entitles the holder thereof to
     ------------------------
purchase one fully paid and nonassessable Warrant Share at an initial exercise price (the "Exercise Price") of $3.50, subject to adjustment as provided below. Any or all of the Warrants may be exercised at any time after December 31, 1994 (or the date to which such date may be extended in accordance with certain provisions of the New Stockholders' Agreement or March 31, 1995 if the GTO Group has complied with such provisions) (the "Warrant Effectiveness Date") and until November 16, 2000. Notwithstanding the foregoing, in the event (a) a sale of or acceptance of an offer to purchase 90% or more of the outstanding shares of Common Stock or (b) a merger or other similar extraordinary corporate transaction involving an entity which immediately prior thereto is not an affiliate of the Purchaser or any partner thereof or the Company which modifies the outstanding Common Stock and which results in a change of control of the Company occurs on or prior to the Warrant Effectiveness Date, each Warrant will become exercisable immediately prior to such sale or acceptance or consummation of such transaction.

     Payment of the aggregate Exercise Price may be a made in case or, at the election of a Warrant holder, by delivering other, unexercised Warrants, the value of which will be deemed to be equal to the difference between the average of the last reported sales prices of a share of Common Stock on each of the 30 trading days immediately preceding the date of exercise and the then current Exercise Price.

     The Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment from time to time upon the occurrence of certain stock dividends or distributions, stock splits, reverse stock splits or stock reclassifications; certain issuances of rights, options or warrants to all holders of Common Stock entitling them to purchase shares of Common Stock at a price per share below the current market price per share (as defined) on the record date; certain dividends or distributions to all holders of Common Stock of any of the Company's assets, debt securities, preferred stock or any rights or warrants to purchase any assets or securities of the Company; certain issuances of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares; and certain issuances of securities convertible into or exchangeable for or exercisable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange or exercise of such securities less than the current market price per share on the date of issuance of such securities.

     The Board of Directors from time to time may reduce the Exercise Price by any amount for any period of at least 20 days if the reduction is irrevocable during such period; provided, however, that so long as the Purchaser or any of
                    --------  -------
its affiliates owns any Warrants, any such reduction may be made only by the vote of a majority of the members of the Board of Directors of the Company voting other than those designated by the Purchaser pursuant to the New Stockholders' Agreement; and provided, further, that in no event shall the
                             --------  -------
Exercise Price be less than the par value of a share of Common Stock.

Item 7.   Materials to be Filed as Exhibits.
------    ---------------------------------

          1. There is filed herewith as Exhibit 1 a written agreement relating to the filing of joint acquisition statements as required by Rule 13d-1(f)(1) under the Act.

          2.   There is filed herewith as Exhibit 2 the Purchase Agreement.

          3.   There is filed herewith as Exhibit 3 the New Stockholders'
Agreement.

          4.   There is filed herewith as Exhibit 4 the Warrant Agreement.

                                  SIGNATURES
                                  ----------

          After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

Dated:  November 25, 1992
                                TW ASSOCIATES, L.P.
                         By:    KKR Associates
                                General Partner


                         By:    /s/ Henry R. Kravis
                                --------------------------------
                         Title: General Partner
                         Name:  Henry R. Kravis


                                KKR PARTNERS II, L.P.
                         By:    KKR Associates
                                General Partner


                         By:    /s/ Henry R. Kravis
                                --------------------------------
                         Title: General Partner
                         Name:  Henry R. Kravis



                                KKR Associates



                         By:    /s/ Henry R. Kravis
                                --------------------------------
                         Title: General Partner
                         Name:  Henry R. Kravis

                                 EXHIBIT INDEX

                                                                      Sequentially
Exhibit                                                                 Numbered
No.                               Description                             Page
-------                           -----------                         ------------
1.           Joint Acquisition Statement..............

2.           Stock and Warrant Purchase Agreement, dated as
             of August 11, 1992, by and between TW Holdings, Inc.,
             a Delaware corporation and TW Associates, L.P.,
             a Delaware limited partnership.............

3.           Stockholders' Agreement, dated as of August 11, 1992,
             by and among, TW Holdings, Inc., a Delaware
             corporation, Gollust, Tierney & Oliver and certain
             related entities, DLJ Capital Corporation, TW
             Associates, L.P., a Delaware limited partnership, and
             Jerome R. Richardson (as amended by a Technical
             Amendment dated as of September 30, 1992).......

4.           Warrant Agreement, dated as of November 16, 1992, by
             and among, TW Holdings, Inc., a Delaware corporation,
             TW Associates, L.P., a Delaware limited partnership,
             and KKR Partners II, L.P., a Delaware limited
             partnership......................

                                   Exhibit 1

                          JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13d-1(f)(1)
                          ----------------------------


          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated:  November 25, 1992
                                            TW ASSOCIATES, L.P.
                                     By:    KKR Associates
                                            General Partner


                                     By:    /s/ Henry R. Kravis
                                            --------------------------------
                                     Title: General Partner
                                     Name:  Henry R. Kravis


                                            KKR PARTNERS II, L.P.
                                     By:    KKR Associates
                                            General Partner


                                     By:    /s/ Henry R. Kravis
                                            --------------------------------
                                     Title: General Partner
                                     Name:  Henry R. Kravis



                                            KKR Associates



                                     By:    /s/ Henry R. Kravis
                                            --------------------------------
                                     Title: General Partner
                                     Name:  Henry R. Kravis


                                      16